UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2006

REMEC, INC.

(Exact name of registrant as specified in its charter)

001-16541

(Commission File Number)

California	95-3814301
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

3790 Via de la Valle, San Diego, CA 92014

(Address of principal executive offices, with zip code)

(858) 842-3000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.	Termination of a Material Definitive Agreement.

(a)	Termination of Lease and Sublease.

On February 10, 2006, REMEC, Inc. (the “Company”) entered into an Agreement to Terminate Lease (the “Lease Termination”) with Lloyd H. Wells, Trustee of the Lloyd Wells Gift Trust dated November 24, 1987 (the “Landlord”), pursuant to which the Company and the Landlord will terminate the Standard Industrial/Commercial Single-Tenant Lease – Net (the “Lease”) dated March 21, 2001 entered into between the Company and Parkway Centre Five Investors, LLC (which had subsequently assigned all of its right, title and interest to the Lease to the Landlord), to be effective as of May 31, 2006. Pursuant to the terms of the Lease Termination, the Company will pay to the Master Landlord a termination fee of $2,611,477.43.

On February 13, 2006, the Company entered into an Agreement to Terminate Sublease (the “Sublease Termination”) with Wireless, U.S. LLC (“Wireless”), pursuant to which the Company and Wireless will terminate the Sublease Agreement (the “Sublease”) dated on or about August 26, 2005, to be effective as of May 31, 2006. Pursuant to the terms of the Sublease Termination, the Company will pay to Wireless a termination fee of $700,000.

The Lease and the Sublease each refer to the real property located at 14020 Stowe Drive, Poway, California.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REMEC, INC.

Date: February 10, 2006	By:	/s/ Richard A. Sackett
Richard A. Sackett Secretary